EXHIBIT 32.1

CERTIFICATIONS

In connection with the Annual Report of Solar Quartz Technologies Corporation (the "Company") on Form 10-K for the period ending September 30, 2015 as filed with the Securities and Exchange Commission (the "Report"), Warren Dillard, the Company’s Principal Executive and Financial Officer, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

November 16, 2017	By:	/s/ Warren Dillard
Warren Dillard, Principal Executive and Financial Officer